SIXTH AMENDED AND RESTATED BYLAWS

OF

CAMDEN PROPERTY TRUST

As of February 23, 2023

INDEX
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CAMDEN PROPERTY TRUST

SIXTH AMENDED AND RESTATED BYLAWS

ARTICLE I
Offices

Section 1.1    Principal Office. The principal office of the Trust shall be in the City of Houston, Harris County, Texas, or at such other location as the Trust Managers may from time to time determine.

Section 1.2    Other Offices. The Trust may also have offices at such other places, both within and without the State of Texas, as the Trust Managers may from time to time determine or the business of the Trust may require.

ARTICLE II
Meetings of Shareholders

Section 2.1    Place of Meetings. The Trust Managers may designate any place, either within or without the State of Texas, as the place of meeting for any annual meeting or for any special meeting called by the Trust Managers. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Texas, as the place for the holding of such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Trust.

Section 2.2     Annual Meeting. The annual meeting of shareholders shall be held at such time, on such day and at such place as may be designated by the Trust Managers. At the annual meeting, the Shareholders shall, subject to Section 2.5 and Section 3.3 of these Bylaws, elect Trust Managers and transact such other business as may properly be brought before the meeting. Failure to hold the annual meeting at the designated time shall not cause the dissolution of the Trust.

Section 2.3     Special Meetings. A special meeting of the shareholders for any purpose or purposes, unless otherwise prescribed by law or by the Declaration of Trust, may be called by the Trust Managers, any officer of the trust, by the holders of at least ten percent (10%) of all of the shares entitled to vote at the meeting, or by a shareholder which has requested a special meeting be called for the purpose of electing Trust Managers in compliance with Section 3.4 of these Bylaws and which has supplied the information required by Section 3.4 of these Bylaws about each individual whom the shareholder proposes to nominate for election as a Trust Manager. Business transacted at all special meetings shall be confined to the purpose or purposes stated in the call.

Section 2.4     Notice of Meetings. Written or printed notice of all meetings of shareholders stating the place, day and hour thereof, and in the case of a special meeting the purpose or purposes for which the meeting is called, shall be personally delivered or mailed, not less than ten (10) days nor more than sixty (60) days prior to the date of the meeting, to the shareholders of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States Mail addressed to the shareholder at its address as it appears on the share transfer books of the Trust and the postage shall be prepaid. Personal delivery of any such notice to any officer of a corporation or association, or to any member of a partnership, shall constitute delivery of such notice to such corporation, association or partnership.

Section 2.5 Business at Annual Meeting. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Trust Managers (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Trust Managers (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Trust (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2.5 and on the record date for the determination of shareholders entitled to vote at such annual meeting, and (ii) who complies with the notice procedures set forth in this Section 2.5.

In addition to any other applicable requirements, for any nomination or other business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal office of the Trust not less than sixty (60) days nor more than ninety (90) days prior to the date of the applicable annual meeting of shareholders, provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting be given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. For purposes of this Section 2.5, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations promulgated thereunder) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the number of shares of the Trust that are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.5; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.5 shall be deemed to preclude discussion by any shareholder of any such business. If the presiding officer of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 2.6 Voting Lists. The officer or agent having charge of the share transfer books for shares of the Trust shall make, at least ten (10) days before each meeting of the shareholders, a complete list of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of each and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Trust and shall be subject to inspection by any shareholders at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for the duration of the meeting. The original share transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with this Section 2.6 with respect to any meeting of shareholders shall not affect the validity of any action taken at such meeting.

Section 2.7 Quorum. The holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law or by the Declaration of Trust. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally convened. The shareholders present at a duly organized meeting at which a quorum was present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum present, provided that there remain at such meeting the holder or holders of at least one-third (⅓) of the shares issued and outstanding and entitled to vote thereof, present in person or represented in the manner specified above. A holder of a share shall be treated as being present at a meeting if the holder of such share is (i) present in person at the meeting, or (ii) represented at the meeting by a valid proxy, whether the instrument granting such proxy is marked as casting a vote or abstaining, is left blank or does not empower such proxy to vote with respect to some or all matters to be voted upon at the meeting.

Section 2.8    Organization.

(a)    The Chairman of the Board shall preside at all meetings of the shareholders. In the absence of the Chairman of the Board, the following persons shall preside in order of priority: Lead Independent Trust Manager, Chief Executive Officer, Executive Vice Chairman of the Board, President, Chief Financial Officer, Chief Operating Officer, General Counsel, Secretary or persons holding similar positions(s). If no such person is available, the meeting shall be adjourned until such a person is available to preside over the meeting. The presiding officer shall set the agenda for the meeting, shall conduct all aspects of the meeting and shall establish and interpret the rules of order for the conduct of the meeting.

(b)    The Secretary of the Trust shall act as secretary at all meetings of the shareholders. In his or her absence, an Assistant Secretary shall so act and in the absence of all of these officers the presiding officer may appoint any person to act as secretary of the meeting.

Section 2.9    Proxies.

(a)    At any meeting of the shareholders every shareholder entitled to vote at such meeting shall be entitled to vote in person or by proxy executed in writing by such shareholder or by its duly authorized attorney-in-fact. Proxies shall be filed with the Secretary or Trust Managers immediately after the meeting has been called to order.

(b)    No proxy shall be valid after eleven (11) months from the date of its execution unless such proxy otherwise provides.

(c)    A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest but in no event shall it remain irrevocable for a period of more than eleven (11) months. A proxy which is revocable as aforesaid may be revoked at any time by filing with the Secretary an instrument revoking it or a duly executed proxy bearing a later date. Any revocable proxy which is not so revoked shall, subject to paragraph (b) above, continue in full force and effect.

(d)    In the event that any instrument in writing shall designate two (2) or more persons to act as proxies, a majority of such persons present at the meeting or, if only one shall be present, then that one, shall have and may exercise all of the powers conferred by such written instrument upon all the persons so designated unless the instrument shall otherwise provide.

Section 2.10    Voting of Shares. Except as otherwise provided by law, the Declaration of Trust or these Bylaws, each shareholder shall be entitled at each meeting of shareholders to one (1) vote on each matter submitted to a vote at such meeting for each share having voting rights registered in its name on the books of the Trust at the time of the closing of the share transfer books (or at the record date) for such meeting. When a quorum is present at any meeting (and notwithstanding the subsequent withdrawal of enough shareholders to leave less than a quorum present) in accordance with Section 2.7 of these Bylaws, the votes of holders of a majority of the shares entitled to vote, present in person or represented by proxy, shall decide any matter submitted to such meeting, unless the matter is one upon which by law or by express provision of the Declaration of Trust or of these Bylaws the vote of a greater number is required, in which case the vote of such greater number shall govern and control the decision of such matter. In determining the number of shares entitled to vote, shares abstaining from voting or not voted on a matter (including elections) will not be treated as entitled to vote. The provisions of this Section 2.10 will govern with respect to all votes of shareholders except as otherwise provided for in these Bylaws or in the Declaration of Trust or by some specific statutory provision superseding the provisions contained in these Bylaws or the Declaration of Trust.

Section 2.11    Voting of Shares by Certain Holders.

(a)    Shares standing in the name of another business organization may be voted by such officer, agent or proxy as the organizational documents of such organization may authorize or, in the absence of such authorization, as may be determined by the governing body of such organization.

(b)    Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into its name so long as such shares forming a part of an estate are in the possession and form a part of the estate being served by such person. Shares standing in the name of a trustee may be voted by it, either in person or by proxy, but no trustee shall be entitled to vote shares held by it without a transfer of such shares into its name as trustee.

(c)    Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into such receiver’s name if authority to do so is contained in an appropriate order of the court by which such receiver was appointed.

(d)    A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 2.12    Election of Trust Managers. At each election for Trust Managers, each shareholder entitled to vote at such election shall, unless otherwise provided by the Declaration of Trust or by applicable law, have the right to vote the number of shares owned by it for as many persons as there are to be elected and for whose election it has a right to vote. Unless otherwise provided by the Declaration of Trust, no shareholder shall have the right or be permitted to cumulate its votes on any basis.

Section 2.13    Telephone Meetings. Shareholders may participate in and hold a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 2.14    Action Without Meeting. Any action required by any provision of law or of the Declaration of Trust or these Bylaws to be taken at a meeting of the shareholders or any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of the shareholders.

Section 2.15    Inspectors and Voting Procedures.

(a)    The Trust shall, in advance of any meeting of shareholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Trust may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

(b)    The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c)    The date and time of the opening and closing of the polls for each matter upon which the shareholders will vote at a meeting shall be announced at the meeting. No ballots, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless a court of appropriate jurisdiction, upon application by a shareholder, shall determine otherwise.

(d)    In determining the validity and counting of proxies and ballots, the inspectors may examine and consider such records or factors as allowed by the Texas Business Organizations Code, or any successor to such code (the “TBOC”).

Section 2.16    Virtual Meetings. The Board of Trust Managers may, in accordance with Texas law, determine that any meeting of shareholders may be held by means of a conference telephone or similar communications equipment, or another suitable electronic communications system, including videoconferencing technology or the Internet, or any combination, if the telephone or other equipment or system permits each person participating in the meeting to communicate with all other persons participating in the meeting.

ARTICLE III
Trust Managers

Section 3.1    Powers and Responsibilities. The business and affairs of the Trust shall be managed under the direction of its Trust Managers who may exercise all such powers of the Trust and do all such lawful acts and things as are not by statute, the Declaration of Trust or these Bylaws directed or required to be exercised or done by the shareholders. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid powers or the general powers or authority or any other specified power or authority conferred herein upon the Trust Managers. Among other things, the Trust Managers shall be responsible for (a) supervising the Trust’s relations with the managers of the Trust’s properties, (b) evaluating the capability and performance of the managers of the Trust’s properties, (c) reviewing the Trust’s investment policies, (d) determining that the fees and expenses of the Trust are reasonable, (e) reviewing the aggregate borrowings of the Trust, (f) authorizing the issuance of the capital stock of the Trust, (g) approving the acquisition and disposition of real property and interests therein, (h) ratifying the appointments of independent accountants for the Trust, and (i) establishing and reviewing guidelines for leasing and management of the Trust’s properties.

Section 3.2    Number and Qualification. There shall at all times be no less than two (2) Trust Managers who shall be elected annually by the shareholders. Subject to any limitations specified by law or in the Declaration of Trust, the number of Trust Managers may be fixed from time to time by resolution adopted by a majority of the Trust Managers. No decrease in the number of Trust Managers shall have the effect of shortening the term of any incumbent Trust Manager. A majority of the Trust Managers shall be natural persons. Trust Managers need not be shareholders, must be at least eighteen (18) years of age, must not be subject to any legal disability and, except as provided in the immediately preceding sentence, need not be residents of the State of Texas.

Section 3.3    Election and Term of Office. The Trust Manager nominees who have not been previously elected as Trust Managers by the shareholders of the Trust shall be elected at the annual meeting of the shareholders (except as provided in Section 3.7) by the affirmative vote of the holders of two-thirds (⅔) of the outstanding shares of the Trust. Trust Managers who have been previously elected as Trust Managers by the shareholders of the Trust shall be re-elected at the annual meeting of the shareholders by the affirmative vote of the holders of a majority of the shares of the Trust present in person or represented by proxy at such meeting; provided, however, that any Trust Manager that has been previously elected as a Trust Manager by the shareholders who is not re-elected by such majority vote at a subsequent annual meeting shall nevertheless remain in office until his or her successor is elected and qualified. Each Trust Manager shall hold office until his or her successor is elected and qualified, or until his or her death, resignation or removal in the manner provided in these Bylaws.

Section 3.4    Nomination of Trust Managers.

(a)    Only persons who are nominated in accordance with the following procedures shall be eligible for election as Trust Managers of the Trust. Nominations of persons for election as Trust Managers may be made at any annual meeting of shareholders (i) by or at the direction of the Board of Trust Managers (or any duly authorized committee thereof) or (ii) by any shareholder of the Trust (A) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3.4 and on the record date set by the Board of Trust Managers for the purpose of determining shareholders entitled to vote at such annual meeting, and (B) who complies with the notice and other procedures set forth in this Section 3.4.

(b)    In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Trust. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal offices of the Trust not less than sixty (60) days nor more than ninety (90) days prior to the date of the applicable annual meeting of shareholders; provided, however, that in the event that less than seventy (70) days’ notice or prior public disclosure of the date of the meeting is given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable annual meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. For purposes of this Section 3.4, the date of a public disclosure shall include, but not be limited to, the date on which such disclosure is made in a press release reported by the Dow Jones News Services, the Associated Press or any comparable national news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) (or the rules and regulations promulgated thereunder) of the Exchange Act.

(c)    To be in proper written form, a shareholder’s notice to the Secretary must set forth:

(i)    as to each person whom the shareholder proposes to nominate for election or reelection as a Trust Manager (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trust Manager in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including the Proposed Nominee’s written consent to being named in the proxy statement and any associated proxy card as a nominee and to serving as a Trust Manager, if elected);

(ii)    as to any other business the shareholder proposes to bring before the meeting, a description of such business, the shareholder’s reasons for proposing such business at the meeting and any material interest in such business of such shareholder or any Shareholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the shareholder or the Shareholder Associated Person therefrom;

(iii)    as to the shareholder giving the notice, any Proposed Nominee and any Shareholder Associated Person:

(A)    the class, series and number of all shares of beneficial interest or other securities of the Trust or any affiliate thereof (collectively, the “Trust Securities”), if any, which are owned (beneficially or of record) by such shareholder, Proposed Nominee or Shareholder Associated Person, the date on which each such Trust Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such shares or other security) in any Trust Securities of any such person;

(B)    the nominee holder for, and number of, any Trust Securities owned beneficially but not of record by such shareholder, Proposed Nominee or Shareholder Associated Person, whether and the extent to which such shareholder, Proposed Nominee or Shareholder Associated Person;

(C)    directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six (6) months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of Trust Securities or (II) increase or decrease the voting power of such shareholder, Proposed Nominee or Shareholder Associated Person in the Trust or any affiliate thereof disproportionately to such person’s economic interest in the Trust Securities;

(D)    any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Trust), by security holdings or otherwise, of such shareholder, Proposed Nominee or Shareholder Associated Person, in the Trust or any affiliate thereof, other than an interest arising from the ownership of Trust Securities where such shareholder, Proposed Nominee or Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(E)    any agreement, arrangement or understanding between such shareholder, on the one hand, and any Shareholder Associated Person, on the other hand, related to any subject matter that will be material in such shareholder’s solicitation of shareholders (including, without limitation, matters of social, labor, environmental and governance policy), regardless of whether such agreement, arrangement or understanding relates specifically to the Company;

(F)    any plans or proposals on the part of such shareholder or any Shareholder Associated Person to nominate directors at any other company with a class of securities registered pursuant to Section 12 of the Exchange Act, whether or not such trading in such securities has been suspended (a “Public Company”), within the next twelve (12) months;

(G)    any proposals or nominations submitted on behalf of such shareholder or any Shareholder Associated Person seeking to nominate directors at any other Public Company within the past thirty-six (36) months (whether or not such proposal or nomination was publicly disclosed);

(H)    with respect to each Shareholder Associated Person, the information that would be disclosed with respect to them under Item 5(b) of Schedule 14A under the Exchange Act, assuming that each such Person was deemed a “participant” as defined in paragraphs (a)(ii), (iii), (iv), (v) and (vi) of Instruction 3 to Item 4 of Schedule 14A; and

(I)    for such Proposed Nominee, a completed and certified Trust Manager and Officer questionnaire in the form then utilized by the Company for Trust Managers nominated by or at the direction of the Board of Trust Managers (or any duly authorized committee thereof) and such other information as may be reasonably requested by the Company to facilitate disclosure to shareholders of all material facts that, in the reasonable discretion of the Company, are relevant for shareholders to make an informed decision on the Trust Manager election proposal, including information regarding any Shareholder Related Person;
(iv)    as to the shareholder giving the notice, any Shareholder Associated Person with an interest or ownership referred to in Sections 3.4(b) or (c) of these Bylaws and any Proposed Nominee, (A) the name and address of such shareholder, as they appear on the Trust’s share ledger, and the current name and business address, if different, of each such Shareholder Associated Person and any Proposed Nominee and (B) the investment strategy or objective, if any, of such shareholder and each such Shareholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such shareholder and each such Shareholder Associated Person;

(v)    the name and address of any person who contacted or was contacted by the shareholder giving the notice or any Shareholder Associated Person about the Proposed Nominee or other business proposal; and

(vi)    to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the Proposed Nominee or the proposal of other business.

Such shareholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a written undertaking executed by the Proposed Nominee (i) that such Proposed Nominee (a) is not, and will not become, a party to any agreement, arrangement or understanding with any person or entity other than the Trust in connection with service or action as a Trust Manager, including, without limitation, voting on any matter (a “Voting Commitment”) or receiving compensation (a “Compensation Agreement”), which has not been disclosed to the Trust and (b) will serve as a Trust Manager if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Trust, upon request by the shareholder providing the notice, and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Trust Manager in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act, or would be required pursuant to the rules of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded).

Such shareholder’s notice also shall, except when submitted pursuant to Section 3.5, include a representation from such shareholder and it and any Shareholder Associated Person who intends to solicit proxies in support of any Proposed Nominee (such persons, the “Shareholder Solicitation Group”) will (i) solicit proxies from the holders of shares representing at least 67% of the voting power of the Common Shares entitled to vote on the election of Trust Managers in compliance with Regulation 14A (or any successor provision), (ii) use a color other than white for its proxy card, which is reserved solely for the Company, (iii) include a statement to that effect in such shareholder’s proxy statement and/or form of proxy, (iv) otherwise comply with Rule 14a-19 promulgated under the Exchange Act (or any successor provision), and (v) provide the Company no later than thirty (30) days prior to the applicable meeting (or any adjournment, postponement or rescheduling thereof) with reasonable documentary evidence (as determined by the Company or one of its representatives in good faith) the Shareholder Solicitation Group complied with such representations. Such shareholder shall notify the Company within ten (10) days in the event such shareholder no longer intends to solicit proxies in accordance with the foregoing. In the event a shareholder fails to comply with its representations given pursuant to the foregoing, such shareholder’s nomination will be declared defective and disregarded, with no vote taken with respect to such nomination (notwithstanding any proxies with respect to such nomination having been received by the Company).

If the Company receives proxies for disqualified or withdrawn nominees, such votes will be treated as abstentions.

Such shareholder shall promptly notify the Company of the revocation of the consent of any Proposed Nominee of such shareholder to being named in the proxy statement and any associated proxy card as a nominee and to serving as a Trust Manager (if elected) and such shareholder shall have no right to change its nominees after they are identified to the Company.

The chair of the applicable meeting shall have the power and obligation to determine whether any Trust Manager nomination was made in accordance with the notice requirements set forth in these Bylaws.

For purposes of this Section 3.4(c), “Shareholder Associated Person” of any shareholder means (i) any person acting in concert with such shareholder, (ii) any beneficial owner of shares of beneficial interest of the Trust owned of record or beneficially by such shareholder (other than a shareholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such shareholder or such Shareholder Associated Person, and “the date of the proxy statement” shall have the same meaning as “the date of the Trust’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time.

No person shall be eligible for election as a Trust Manager of the Trust unless nominated in accordance with the procedures set forth in this Section 3.4(c). If the presiding officer of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Notwithstanding anything in this Section 3.4(c) to the contrary, in the event that the number of Trust Managers to be elected to the Board of Trust Managers is increased and there is no public announcement of such action at least ninety (90) days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting, a shareholder’s notice required by this Section 3.4(c) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Trust not later than 5:00 p.m., Central Time, on the tenth (10th) day following the day on which such public announcement is first made by the Trust.

Section 3.5    Proxy Access.

(a)    Notwithstanding anything to the contrary in these Bylaws, whenever the Board of Trust Managers solicits proxies with respect to the election of Trust Managers at an annual meeting of shareholders, subject to the provisions of this Section 3.5, the Trust shall include in its proxy statement and other applicable filings pursuant to Section 14(a) of the Exchange Act (the “Trust Proxy Materials”), in addition to any individuals nominated for election by or at the direction of the Board of Trust Managers, the name, together with the Required Information (as defined below), of any individual nominated for election to the Board of Trust Managers (each such individual being hereinafter referred to as a “Shareholder Nominee”) by a shareholder or group of no more than twenty (20) shareholders that satisfies the requirements of this Section 3.5 (such individual or group, including as the context requires each member thereof, being hereinafter referred to as the “Eligible Shareholder”). For purposes of this Section 3.5, the “Required Information” which the Trust shall include in the Trust Proxy

Materials is (A) the information provided to the Secretary of the Trust concerning the Shareholder Nominee and the Eligible Shareholder which is required to be disclosed in the Trust Proxy Materials by the rules and regulations promulgated under the Exchange Act and (B) if the Eligible Shareholder so elects, a written statement in support of the Shareholder Nominee’s candidacy, not to exceed 500 words, delivered to the Secretary of the Trust at the time the Notice of Proxy Access Nomination (as defined below) required by this Section 3.5 is provided (the “Statement”). Notwithstanding anything to the contrary contained in this Section 3.5, the Trust may omit from the Trust Proxy Materials any information or Statement (or portion thereof) which the Board of Trust Managers, in its sole discretion, determines is materially false or misleading, omits to state any material fact necessary in order to make such information or Statement, in light of the circumstances under which it was provided or made, not misleading, or would violate any applicable law or regulation.

(b)    To be eligible to require the Trust to include a Shareholder Nominee in the Trust Proxy Materials pursuant to this Section 3.5, an Eligible Shareholder must have Owned (as defined below) at least three percent (3%) or more of the common shares of beneficial interest, $0.01 par value per share (the “Common Shares”), of the Trust outstanding from time to time (the “Required Shares”) continuously for at least three (3) years (the “Minimum Holding Period”) as of both (i) the date the Notice of Proxy Access Nomination is delivered or mailed to the Secretary of the Trust in accordance with this Section 3.5 and (ii) the close of business on the record date for determining the shareholders entitled to vote at the annual meeting of shareholders, and must continuously Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 3.5, an Eligible Shareholder shall be deemed to “Own” only those outstanding Common Shares as to which the Eligible Shareholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (A) sold by such Eligible Shareholder or any of its Affiliates (as defined below) in any transaction which has not been settled or closed, including short sales, (B) borrowed by such Eligible Shareholder or any of its Affiliates for any purpose or purchased by such Eligible Shareholder or any of its Affiliates pursuant to an agreement to resell, (C) which are subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement, arrangement or understanding entered into by such shareholder or any of its Affiliates, whether any such instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding Common Shares, in any such case which instrument, agreement, arrangement or understanding has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such shareholder’s or its Affiliate’s full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss arising from the full economic ownership of such shares by such shareholder or its Affiliate or (D) for which the shareholder has transferred the right to vote the shares other than by means of a proxy, power of attorney or other instrument or arrangement that is unconditionally revocable at any time by the shareholder and that expressly directs the proxy holder to vote at the direction of the shareholder. In addition, an Eligible Shareholder shall be deemed to “Own” Common Shares held in the name of a nominee or other intermediary so long as the shareholder retains the full right to instruct how the shares are voted with respect to the election of Trust Managers and possesses the full economic interest in the Common Shares. An Eligible Shareholder’s Ownership of Common Shares shall be deemed to continue during any period in which the shareholder has loaned such Common Shares, provided that the Eligible Shareholder has the power to recall such loaned shares on three (3) business days’ notice and has in fact recalled such loaned shares as of the time the Notice of Proxy Access Nomination is provided and through the date of the annual meeting of shareholders. For purposes of this Section 3.5, the terms “Owned,” “Owning” and other variations of the word “Own” shall have correlative meanings. Whether outstanding Common Shares are “Owned” for these purposes shall be determined by the Board of Trust Managers, in its sole discretion. In addition, the term “Affiliate” or “Affiliates” shall have the meaning ascribed thereto under the Exchange Act. For purposes of the first sentence of this Section 3.5(b), partnership units of Camden Operating, L.P., Camden Summit Partnership, L.P. or any other operating partnership of the Trust, other than those owned by the Trust or any of its directly or indirectly wholly-owned subsidiaries, shall be treated as issued and outstanding Common Shares.

(c)    To be eligible to require the Trust to include a Shareholder Nominee in the Trust Proxy Materials pursuant to this Section 3.5, an Eligible Shareholder must provide to the Secretary of the Trust, in proper form and within the times specified below, (i) a written notice expressly electing to have such Shareholder Nominee included in the Trust Proxy Materials pursuant to this Section 3.5 (a “Notice of Proxy Access Nomination”) and (ii) any updates or supplements to such Notice of Proxy Access Nomination. To be timely, the Notice of Proxy Access Nomination must be delivered or mailed to and received by the Secretary of the Trust at the principal executive office of the Trust not earlier than the sixtieth (60th) day nor later than the ninetieth (90th) day prior to the applicable meeting of shareholders; provided, however, in the event less than seventy (70) days’ notice or prior public disclosure of the date of the meeting be given or made, notice by the shareholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the applicable meeting was mailed or such public disclosure of the date of such annual meeting was made, whichever first occurs. The public announcement of a postponement or an adjournment of an annual meeting shall not commence a new time for the giving of a Notice of Proxy Access Nomination as described above.

(d)    To be in proper form for purposes of this Section 3.5, the Notice of Proxy Access Nomination delivered or mailed to and received by the Secretary shall include the following information:

(i)    one or more written statements from the record holder of the Required Shares (or from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period and, if applicable, each participant in the Depository Trust Company (“DTC”) or affiliate of a DTC participant through which the Required Shares are or have been held by such intermediary during the Minimum Holding Period if the intermediary is not a DTC participant or affiliate of a DTC participant) verifying that, as of a date within seven (7) business days prior to the date the Notice of Proxy Access Nomination is delivered or mailed to the Secretary of the Trust, the Eligible Shareholder Owns, and has Owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Shareholder’s agreement to provide (A) within five (5) business days after the record date for the annual meeting of shareholders, written statements from the record holder or intermediaries between the record holder and the Eligible Shareholder verifying the Eligible Shareholder’s continuous Ownership of the Required Shares through the close of business on the record date, together with a written statement by the Eligible Shareholder that such Eligible Shareholder will continue to Own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof), and (B) the updates and supplements to the Notice of Proxy Access Nomination at the times and in the forms required by this Section 3.5;

(ii)    a copy of the Schedule 14N filed or to be filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(iii)    information which is the same as would be required to be set forth in a shareholder’s notice of nomination pursuant to Section 3.4(c) of these Bylaws, including the written consent of the Shareholder Nominee to being named in the Trust Proxy Materials as a nominee and to serving as a Trust Manager if elected;

(iv)    the undertaking and questionnaire required by Section 3.4(c) of these Bylaws;

(v)    a copy of any Compensation Agreement to which the Shareholder Nominee is a party;

(vi)    the written agreement of the Shareholder Nominee, upon such Shareholder Nominee’s election, to make such acknowledgments, enter into such agreements and provide such information as the Board of Trust Managers requires of all Trust Managers at such time, including, without limitation, agreeing to be bound by the Trust’s Code of Business Conduct and Ethics and Guidelines on Governance and other similar policies and procedures;

(vii)    a representation that the Eligible Shareholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Trust, and that neither the Eligible Shareholder nor any Shareholder Nominee being nominated thereby presently has such intent, (B) has not nominated and will not nominate for election to the Board of Trust Managers at the annual meeting of shareholders (or any postponement or adjournment thereof) any individual other than the Shareholder Nominee(s) included in the Trust Proxy Materials pursuant to this Section 3.5, (C) has not engaged and will not engage in, and has not been and will not be a “participant” in another person’s “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Trust Manager at the annual meeting (or any postponement or adjournment thereof) other than such Shareholder Nominee(s) or a nominee of the Board of Trust Managers, (D) has complied, and will comply, with all applicable laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting, including, without limitation, Rule 14a-9 under the Exchange Act, (E) will not distribute to any shareholder any form of proxy for the annual meeting other than the form distributed by the Trust and (F) has not provided and will not provide facts, statements or information in its communications with the Trust and the shareholders that were not or will not be true, correct and complete in all material respects or which omitted or will omit to state a material fact necessary in order to make such facts, statements or information, in light of the circumstances under which they were or will be provided, not misleading; and

(viii)    a written undertaking that the Eligible Shareholder (A) assumes all liability stemming from any legal or regulatory violation arising out of communications with the shareholders by the Eligible Shareholder, its Affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 3.5, or out of the facts, statements or information that the Eligible Shareholder or its Shareholder Nominee(s) provided to the Trust pursuant to this Section 3.5 or otherwise in connection with the inclusion of such Shareholder Nominee(s) in the Trust Proxy Materials pursuant to this Section 3.5, and (B) indemnifies and holds harmless the Trust and each of its Trust Managers, officers and employees against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Trust or any of its Trust Managers, officers or employees arising out of such Eligible Shareholder’s nomination of a Shareholder Nominee or the Trust’s inclusion of such Shareholder Nominee in the Trust Proxy Materials pursuant to this Section 3.5.

The Trust may also require each Shareholder Nominee and the Eligible Shareholder to furnish such other information (A) as may reasonably be required by the Trust to determine the eligibility of such Shareholder Nominee to serve as an independent Trust Manager (as determined under the rules and listing standards of any national securities exchange on which any securities of the Trust are listed), (B) that could be material to a shareholder’s understanding of the independence or lack of independence of such Shareholder Nominee or (C) as may reasonably be required by the Trust to determine whether the Eligible Shareholder meets the criteria for qualification as an Eligible Shareholder.

(e)    To be eligible to require the Trust to include a Shareholder Nominee in the Trust Proxy Materials pursuant to this Section 3.5, an Eligible Shareholder must further update and supplement the Notice of Proxy Access Nomination, if necessary, so that the information provided or required to be provided in such Notice of Proxy Access Information pursuant to this Section 3.5 shall be true, correct and complete as of the record date for the annual meeting of shareholders and as of the date that is ten (10) business days prior to such annual meeting or any postponement or adjournment thereof, and such update and supplement (or a written notice stating that there is no such update or supplement) shall be delivered or mailed to and received by the Secretary at the principal executive office of the Trust not later than 5:00 p.m., Central Time, on the fifth (5th) business day after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 5:00 p.m., Central Time, on the eighth (8th) business day prior to the date of the meeting, if practicable, or, if not practicable, on the first practicable date prior to the meeting or any postponement or adjournment thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any postponement or adjournment thereof).

(f)    In the event that any facts, statements or information provided by the Eligible Shareholder or a Shareholder Nominee to the Trust or the shareholders ceases to be true, correct and complete in all material respects or omits a material fact necessary to make such facts, statements or information, in light of the circumstances under which they were provided, not misleading, the Eligible Shareholder or Shareholder Nominee, as the case may be, shall promptly notify the Secretary of the Trust of any defect in such previously provided facts, statements or information and of the facts, statements or information required to correct any such defect.

(g)    Whenever an Eligible Shareholder consists of a group of more than one (1) shareholder, each provision in this Section 3.5 that requires the Eligible Shareholder to provide any written statements, representations, undertakings, agreements or other instruments or to comply with any other conditions shall be deemed to require each shareholder that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and to comply with such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares Owned by such shareholder). When an Eligible Shareholder is comprised of a group, a violation of any provision of these Bylaws by any member of the group shall constitute a violation by the entire group. No person may be a member of more than one (1) group of persons constituting an Eligible Shareholder with respect to any annual meeting of shareholders. In determining the aggregate number of shareholders in a group, two (2) or more funds that are part of the same family of funds under common management and investment control (a “Qualifying Fund Family”) shall be treated as one (1) shareholder. Not later than the deadline for delivery of the Notice of Proxy Access Nomination pursuant to this Section 3.5, a Qualifying Fund Family whose share Ownership is counted for purposes of determining whether a shareholder or group of shareholders qualifies as an Eligible Shareholder shall provide to the Secretary of the Trust such documentation as is reasonably satisfactory to the Board of Trust Managers, in its sole discretion, to demonstrate that the funds comprising the Qualifying Fund Family satisfy the definition thereof.

(h)    The maximum number of Shareholder Nominees nominated by all Eligible Shareholders and entitled to be included in the Trust Proxy Materials with respect to an annual meeting of shareholders shall not exceed twenty percent (20%) of the number of Trust Managers up for election as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 3.5 (the “Final Proxy Access Nomination Date”) or, if such percentage is not a whole number, the closest whole number below 20%; provided that the maximum number of Shareholder Nominees entitled to be included in the Trust Proxy Materials with respect to a forthcoming annual meeting of shareholders shall be reduced by the number of individuals who were elected as Trust Managers at the immediately preceding or second preceding annual meeting of shareholders after inclusion in the Trust Proxy Materials pursuant to this Section 3.5 and whom the Board of Trust Managers nominates for re-election at such forthcoming annual meeting of shareholders. In the event that one (1) or more vacancies for any reason occur on the Board of Trust Managers after the Final Proxy Access Nomination Date but before the election of Trust Managers at the forthcoming annual meeting of shareholders and the Board of Trust Managers elects to reduce the size of the Board of Trust Managers in connection therewith, the maximum number of Shareholder Nominees eligible for inclusion in the Trust Proxy Materials pursuant to this Section 3.5 shall be calculated based on the number of Trust Managers serving as so reduced. Any individual nominated by an Eligible Shareholder for inclusion in the Trust Proxy Materials pursuant to this Section 3.5 whose nomination is subsequently withdrawn or whom the Board of Trust Managers decides to nominate for election to the Board of Trust Managers shall be counted as one of the Shareholder Nominees for purposes of determining when the maximum number of Shareholder Nominees eligible for inclusion in the Trust Proxy Materials pursuant to this Section 3.5 has been reached. Any Eligible Shareholder submitting more than one (1) Shareholder Nominee for inclusion in the Trust Proxy Materials pursuant to this Section 3.5 shall rank such Shareholder Nominees based on the order that the Eligible Shareholder desires such Shareholder Nominees be selected for inclusion in the Trust Proxy Materials in the event that the total number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 3.5 exceeds the maximum number of Shareholder Nominees eligible for inclusion in the Trust Proxy Materials pursuant to this Section 3.5(h). In the event the number of Shareholder Nominees submitted by Eligible Shareholders pursuant to this Section 3.5 exceeds the maximum number of nominees eligible for inclusion in the Trust Proxy Materials pursuant to this Section 3.5(h), the highest-ranking Shareholder Nominee from each Eligible Shareholder pursuant to the preceding sentence shall be selected for inclusion in the Trust Proxy Materials until the maximum number is reached, proceeding in order of the number of Common Shares (largest to smallest) disclosed as Owned by each Eligible Shareholder in the Notice of Proxy Access Nomination submitted to the Secretary of the Trust. If the maximum number is not reached after the highest-ranking Shareholder Nominee from each Eligible Shareholder has been selected, this selection process shall continue as many times as necessary, following the same order each time, until the maximum number is reached. The Shareholder Nominees so selected in accordance with this Section 3.5(h) shall be the only Shareholder Nominees entitled to be included in the Trust Proxy Materials and, following such selection, if the Shareholder Nominees so selected are not included in the Trust Proxy Materials or are not submitted for election for any reason (other than the failure of the Trust to comply with this Section 3.5), no other Shareholder Nominees shall be included in the Trust Proxy Materials pursuant to this Section 3.5.

(i)    The Trust shall not be required to include, pursuant to this Section 3.5, a Shareholder Nominee in the Trust Proxy Materials for any annual meeting of shareholders (i) for which meeting the Secretary of the Trust receives a notice that the Eligible Shareholder or any other shareholder has nominated one (1) or more individuals for election to the Board of Trust Managers pursuant to the advance notice requirements for stockholder nominees for Trust Manager set forth in Section 3.4 of these Bylaws, (ii) if the Eligible Shareholder who has nominated such Shareholder Nominee has engaged in or is currently engaged in or has been or is a “participant” in another person’s “solicitation,” each within the meaning of Rule 14a-1(l) under the Exchange Act, in support of the election of any individual as a Trust Manager at the annual meeting other than its Shareholder Nominee(s) or a nominee of the Board of Trust Managers, (iii) if such Shareholder Nominee would not qualify as independent (as determined under the rules and listing standards of any national securities exchange on which any securities of the Trust are listed), (iv) if such Shareholder Nominee is or becomes a party to any Voting Commitment, (v) if the election of such Shareholder Nominee as a Trust Manager would cause the Trust to fail to comply with these Bylaws, the Declaration of Trust, the rules and listing standards of any national securities exchange on which any securities of the Trust are listed or over-the-counter market on which any securities of the Trust are traded, or any applicable state or federal law, rule or regulation, (vi) if such Shareholder Nominee is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (vii) if such Shareholder Nominee is a defendant in or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted or has pleaded nolo contendere in such a criminal proceeding within the past ten (10) years, (viii) if such Shareholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (ix) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee provides any facts, statements or information to the Trust or the shareholders required or requested pursuant to this Section 3.5 that is not true, correct and complete in all material respects or that omits a material fact necessary to make such facts, statements or information, in light of the circumstances in which they were provided, not misleading, or that otherwise contravenes any of the agreements, representations or undertakings made by such Eligible

Shareholder or Shareholder Nominee pursuant to this Section 3.5 or (x) if the Eligible Shareholder who has nominated such Shareholder Nominee or such Shareholder Nominee fails to comply with any of its obligations pursuant to this Section 3.5, in each instance as determined by the Board of Trust Managers, in its sole discretion.

(j)    Notwithstanding anything to the contrary set forth herein, the Board of Trust Managers or the chairman of the meeting shall declare a nomination by an Eligible Shareholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Trust, if (i) the Shareholder Nominee(s) and/or the applicable Eligible Shareholder shall have failed to comply with its or their obligations under this Section 3.5, as determined by the Board of Trust Managers or the chairman of the meeting, or (ii) the Eligible Shareholder, or a qualified representative thereof, does not appear at the annual meeting of shareholders to present the nomination of the Shareholder Nominee(s) included in the Trust Proxy Materials pursuant to this Section 3.5. For purposes of this Section 3.5(j), to be considered a qualified representative of a shareholder, a person must be a duly authorized officer, manager or partner of such shareholder or must be authorized by a writing executed by such shareholder or an electronic transmission delivered by such shareholder to act for such shareholder as its proxy at the annual meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction thereof, at such annual meeting.

(k)    Any Shareholder Nominee who is included in the Trust Proxy Materials for an annual meeting of shareholders but withdraws from or becomes ineligible or unavailable for election to the Board of Trust Managers at such annual meeting shall be ineligible for inclusion in the Trust Proxy Materials as a Shareholder Nominee pursuant to this Section 3.5 for the next annual meeting of shareholders. For the avoidance of doubt, this Section 3.5(k) shall not prevent any shareholder from nominating any individual to the Board of Trust Managers pursuant to and in accordance with Section 3.4 of these Bylaws.

(l)    This Section 3.5 provides the exclusive method for a shareholder to require the Trust to include nominee(s) for election to the Board of Trust Managers in the Trust Proxy Materials.

Section 3.6    Resignation. Any Trust Manager may resign at any time by giving written notice to the remaining Trust Managers. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. A Trust Manager judged incompetent or for whom a guardian or conservator has been appointed, shall be deemed to have resigned as of the date of such adjudication or appointment.

Section 3.7    Removal. A Trust Manager may be removed at any time with or without cause by the vote of holders of shares representing two-thirds (⅔) of the total votes authorized to be cast by shares then outstanding and entitled to vote thereon. Upon the resignation or removal of any Trust Manager, or his or her otherwise ceasing to be a Trust Manager, such Trust Manager shall execute and deliver such documents as the remaining Trust Managers shall require for the conveyance of any Trust property held in his or her name, shall account to the remaining Trust Managers as they require for all property which he or she holds as Trust Manager and shall thereupon be discharged as Trust Manager. Upon the incapacity or death of any Trust Manager, such Trust Manager’s legal representative shall perform the acts set forth in the preceding sentence and the discharge mentioned therein shall run to such legal representative and to the incapacitated Trust Manager or the estate of the deceased Trust Manager, as the case may be.

Section 3.8    Vacancies. If any or all of the Trust Managers cease to be Trust Managers hereunder, whether by reason of resignation, removal, incapacity, death or otherwise, such event shall not terminate the Trust or affect its continuity. Until vacancies are filled, the remaining Trust Manager or Trust Managers (even though fewer than three (3)) may exercise the powers of the Trust Managers hereunder. Vacancies may be filled by successor Trust Managers either appointed by a majority of the remaining Trust Managers or elected by the vote of the holders of at least two- thirds (⅔) of the outstanding shares at an annual or special meeting of the shareholders. Any Trust Manager elected to fill a vacancy created by the resignation, removal, incapacity or death of a former Trust Manager shall hold office for the unexpired term of such former Trust Manager. The election of a successor Trust Manager shall be considered an amendment to the Declaration of Trust.

Section 3.9    Bond Not Required; Time Commitment. Unless otherwise required by law, no Trust Manager shall be required to give bond, surety or security in any jurisdiction for the performance of his or her duties or obligations to the Trust. No Trust Manager shall be required to devote his or her entire time to the business and affairs of the Trust.

Section 3.10    Compensation. Trust Managers shall receive compensation for their services to the Trust as may be determined from time to time by the Trust Managers. The Trust Managers may delegate to any committee the power to fix from time to time the compensation of Trust Managers. Officers of the Trust who also serve as Trust Managers shall not receive compensation for their service as Trust Managers.

Section 3.11    Execution of Documents. Each Trust Manager and any one of them is authorized to execute on behalf of the Trust any document or instrument of any nature whatsoever, provided that the execution by the Trust of any such document or instrument shall have been previously authorized by such action of the Trust Managers as may be required by statute, the Declaration of Trust or these Bylaws.

ARTICLE IV
Meetings of the Trust Managers

Section 4.1    Place of Meetings. The Trust Managers of the Trust may hold their meetings, both regular and special, either within or without the State of Texas.

Section 4.2    Annual Meeting. The annual meeting of the Trust Managers shall be held immediately following the adjournment of the annual meeting of the shareholders and no notice of such meeting shall be necessary to the Trust Managers in order to legally constitute the meeting, provided a quorum shall be present, or they may meet at such time and place as shall be fixed by the consent in writing of all of the Trust Managers.

Section 4.3    Regular Meetings. Regular meetings of the Trust Managers, in addition to the annual meetings referred to in Section 4.2, may be held without notice at such time and place as shall from time to time be determined by the Trust Managers.

Section 4.4    Special Meetings. Special meetings of the Trust Managers may be called by the Chairman of the Board on one (1) day’s notice (oral or written) to each Trust Manager. Special meetings shall be called by the Chairman of the Board, the Chief Executive Officer, the Executive Vice Chairman of the Board, the President or the Secretary on like notice on the written request of any Trust Manager. Neither the purpose of, nor the business to be transacted at, any special meeting of the Trust Managers need be specified in the notice or waiver of notice of such meeting. Attendance of a Trust Manager at a meeting shall constitute a waiver of notice of such meeting except where a Trust Manager attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 4.5    Quorum and Action. At all meetings of the Trust Managers, the presence of a majority of the Trust Managers shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the Trust Managers at any meeting at which a quorum is present shall be the act of the Trust Managers unless the act of a greater number is required by law, the Declaration of Trust or these Bylaws. If a quorum shall not be present at any meeting of Trust Managers, the Trust Managers present may adjourn the meeting from time to time without notice other than announcement at the meeting until a quorum shall be present.

Section 4.6    Presumption of Assent to Action. A Trust Manager who is present at a meeting of the Trust Managers at which action on any Trust matter is taken shall be presumed to have assented to the action taken unless such Trust Manager’s dissent shall be entered in the minutes of the meeting or unless such Trust Manager shall file his or her written dissent to such action with the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Trust immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Trust Manager who voted in favor of such action.

Section 4.7    Telephone Meetings. Trust Managers may participate in and hold a meeting of the Trust Managers by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.8    Action Without Meeting. Any action required or permitted to be taken at a meeting of the Trust Managers may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the Trust Managers, and such consent shall have the same force and effect as a unanimous vote at a meeting.

Section 4.9    Minutes. The Trust Managers shall keep regular minutes of their proceedings. The minutes shall be placed in the minute book of the Trust.

Section 4.10    Interest of Trust Managers. With respect to the actions of the Trust Managers, Trust Managers who have any direct or indirect interest in connection with any matter being acted upon may be counted for all quorum purposes under this Article IV.

Section 4.11    Right of Trust Managers and Officers to Own Shares or Other Property and to Engage in Other Business. Any Trust Manager or officer of the Trust may acquire, own, hold and dispose of shares of the Trust for such person’s individual account, and may exercise all rights of a shareholder to the same extent and in the same manner as if such person was not a Trust Manager or officer of the Trust. Except as provided specifically to the contrary in a written agreement with the Trust, any Trust Manager or officer of the Trust may, in a capacity other than that of Trust Manager or officer of the Trust, have business interests and engage in business activities similar to or in addition to those relating to the Trust, which interests and activities may be similar to and competitive with those of the Trust and may include the acquisition, syndication, holding, management, development, operation or disposition, for such person’s own account or for the account of others, of interests in mortgages, interests in real property, or interests in entities engaged in the real estate business. Except as provided specifically to the contrary in a written agreement with the Trust, each Trust Manager and officer of the Trust shall be free of any obligation to present to the Trust any investment opportunity which comes to him or her in any capacity other than solely as Trust Manager or agent of the Trust, even if such opportunity is of a character which, if presented to the Trust, could be exploited by the Trust. Subject to the provisions of Article III hereof, any Trust Manager or officer of the Trust may be a trustee, officer, director, shareholder, partner, member, advisor or employee of, or otherwise have a direct or indirect interest in any person who may be engaged to render advice or services to the Trust, and may receive compensation from such person as well as compensation as Trust Manager or officer or otherwise hereunder.

Section 4.12    Transactions Between Trust Managers and the Trust. Except as otherwise provided by the Declaration of Trust or these Bylaws, and in the absence of fraud, a contract, act or other transaction, between the Trust and any other person, or in which the Trust is interested, shall be valid and no Trust Manager or officer of the Trust shall have any liability as a result of entering into any such contract, act or transaction, even though (a) one or more of the Trust Managers, directly or indirectly is interested in or connected with, or is a trustee, partner, director, shareholder, member, employee, officer or agent of such other person, or (b) one or more of the Trust Managers, individually or jointly with others, is a part to, or directly or indirectly is interested in, or connected with, such contract, act or transaction, provided that (i) such interest or connection is disclosed in reasonable detail or known to the Trust Managers and thereafter the Trust Managers authorize or ratify such contract, act or other transaction by affirmative vote of a majority of the Trust Managers who are not interested in the transaction or (ii) such interest or connection is disclosed in reasonable detail or known to the shareholders, and thereafter such contract, act or transaction is approved by shareholders holding a majority of the shares then outstanding and entitled to vote thereon.

Section 4.13    Persons Dealing with Trust Managers or Officers. Any act of the Trust Managers or officers of the Trust purporting to be done in their capacity as such shall, as to any person dealing with such Trust Managers or officers, conclusively be deemed to be within the purposes of the Trust and within the powers of the Trust Managers or officers. No person dealing with the Trust Managers or any of them or with the officers of the Trust or any of them, shall be bound to see to the application of any funds or property passing into their hands or control. The receipt of the Trust Managers or any of the officers of the Trust of moneys or other consideration shall be binding upon the Trust.

Section 4.14    Reliance. Trust Managers and officers of the Trust shall not be liable for any claims or damages that may result from their acts in the discharge of any duty imposed or power conferred upon them by the Trust, if, in the exercise of ordinary care, they acted in good faith and in reliance upon the written opinion of an attorney for the Trust. In discharging their duties, Trust Managers and officers of the Trust, when acting in good faith and exercising ordinary care, may rely upon financial statements of the Trust, stated in a written report by an independent certified public accountant, to fairly present the financial position of the Trust. The Trust Managers and officers of the Trust may rely upon any instrument or other document believed by them to be genuine.

Section 4.15    Liability of Trust Managers. No Trust Manager of the Trust shall be liable to the Trust for any act, omission, loss, damage or expense arising from the performance of his or her duty under the Trust, except to the extent specifically required by statute, the Declaration of Trust or these Bylaws.

ARTICLE V
Committees of the Trust Managers

Section 5.1    Membership and Authorities. The Trust Managers, by resolution adopted by a majority of the Trust Managers, may designate one (1) or more Trust Managers to constitute an Executive Committee and such other committees as the Trust Managers may determine, each of which committees to the extent provided in such resolution shall have and may exercise all of the authority of the Trust Managers in the business and affairs of the Trust, except in those cases where the authority of the Trust Managers is specifically denied to the Executive Committee or such other committee or committees by the Trust Managers, applicable law, the Declaration of Trust or these Bylaws. Neither the Executive Committee, nor any other such committee shall have the power to alter or to repeal any resolution adopted by the Trust Managers. The designation of an Executive Committee or other committee and the delegation thereto of authority shall not operate to relieve the Trust Managers, or any member thereof, of any responsibility imposed upon him or her by law. The members of each such committee shall serve at the pleasure of the Trust Managers.

Section 5.2    Minutes and Rules of Procedure. Each committee designated by the Trust Managers shall keep regular minutes of its proceedings and report the same to the Trust Managers when required. Subject to the provisions of these Bylaws, the members of any committee may fix such committee’s own rules of procedure.

Section 5.3    Vacancies. The Trust Managers shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve, any committee.

Section 5.4    Telephone Meetings. Members of any committee designated by the Trust Managers may participate in or hold a meeting by use of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 5.5    Action Without Meeting. Any action required or permitted to be taken at a meeting of any committee designated by the Trust Managers may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the committee, and such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE VI
Officers

Section 6.1    Number. The officers of the Trust shall include a Chief Executive Officer, a President and a Secretary. The Trust Managers may also elect a Chairman of the Board, one (1) or more Executive Vice Chairmen of the Board, one (1) or more Vice Presidents, a Treasurer, one (1) or more Assistant Secretaries and one (1) or more Assistant Treasurers. One (1) person may hold any two (2) or more of these offices.

Section 6.2    Election, Term of Office and Qualification. The Trust Managers shall elect officers, none of whom need be a Trust Manager, except for the Chairman of the Board and the Executive Vice Chairman of the Board, at any time and from time to time as they deem necessary. Each officer so elected shall hold office until his or her successor shall have been duly elected and qualified or until his or her death, resignation or removal in the manner hereinafter provided.

Section 6.3    Subordinate Officers. The Trust Managers may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms, have such authority and perform such duties as the Trust Managers may from time to time determine. The Trust Managers may delegate to any committee or officer the power to appoint any such subordinate officer or agent. No subordinate officer appointed by any committee or superior officer as aforesaid shall be considered as an officer of the Trust, the officers of the Trust being limited to the officers elected or appointed as such by the Trust Managers.

Section 6.4    Resignation. Any officer may resign at any time by giving written notice thereof to the Trust Managers or to the Chief Executive Officer, Executive Vice Chairman of the Board, President or Secretary of the Trust. Any such resignation shall take effect at the time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.5    Removal. Any officer elected or appointed by the Trust Managers may be removed by the Trust Managers at any time with or without cause by majority vote of the entire Board of Trust Managers. Any other officer may be removed at any time with or without cause by the Trust Managers or by any committee or superior officer upon whom such power of removal may be conferred by the Trust Managers. The removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

Section 6.6    Vacancies. A vacancy in any office shall be filled for the unexpired portion of the term by the Trust Managers, but in case of a vacancy occurring in an office filled by a committee or superior officer in accordance with the provisions of Section 6.3, such vacancy may be filled by such committee or superior officer.

Section 6.7    The Chairman of the Board. The Board shall select annually the Chairman of the Board based upon such criteria as the Corporate Governance Committee of the Board of Trust Managers recommends and the Trust Managers believe to be in the best interests of the Trust at a given point in time. This process shall include consideration of whether the roles of Chairman and Chief Executive Officer should be combined or separated based upon the Trust’s needs and the strengths and talents of its executives at any given time. The Chairman of the Board shall preside at all meetings of Trust Managers.

Section 6.8    The Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Trust and shall have general and active management of the business of the Trust, shall have the general supervision and direction of all other officers of the Trust with full power to see that their duties are properly performed and shall see that all orders and resolutions of the Trust Managers are carried into effect. He or she may sign, with any other proper officer, certificates for shares of the Trust and any deeds, bonds, mortgages, contracts and other documents which the Trust Managers have authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Trust Managers or these Bylaws, to some other officer or agent of the Trust. In addition, the Chief Executive Officer shall perform whatever duties and shall exercise all powers that are given to him or her by the Trust Managers.

Section 6.9    The Executive Vice Chairman of the Board. The Board may select annually one (1) or more Executive Vice Chairmen of the Board. The Executive Vice Chairman of the Board of the may sign, with any other proper officer, certificates for shares of the Trust and any deeds, bonds, mortgages, contracts and other documents which the Trust Managers have authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Trust Managers or these Bylaws to some other officer or agent of the Trust. In addition, the Executive Vice Chairman of the Trust shall perform whatever duties and shall exercise whatever powers given to him or her by the Trust Managers. At the request of the Chief Executive Officer, or in his or her absence or disability, the Executive Vice Chairman of the Board shall perform the duties and exercise the powers of the Chief Executive Officer.

Section 6.10    The President. The President may sign, with any other proper officer, certificates for shares of the Trust and any deeds, bonds, mortgages, contracts and other documents which the Trust Managers have authorized to be executed, except where required by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Trust Managers or these Bylaws to some other officer or agent of the Trust. In addition, the President shall perform whatever duties and shall exercise whatever powers given to him or her by the Trust Managers or by the Chief Executive Officer or the Executive Vice Chairman of the Board. If there is no Executive Vice Chairman of the Board, at the request of the Chief Executive Officer, or in his or her absence or disability, the President shall perform the duties and exercise the powers of the Chief Executive Officer.

Section 6.11    The Vice Presidents. The Vice Presidents shall perform such duties as are given to them by these Bylaws and as may from time to time be assigned to them by the Trust Managers, the Chairman of the Board, the Chief Executive Officer, the Executive Vice Chairman of the Board or the President, and may sign, with any other proper officer, certificates for shares of the Trust. At the request of the Chairman of the Board, the Chief Executive Officer,

the Executive Vice Chairman of the Board or the President, the Vice President designated by the Chairman of the Board, the Chief Executive Officer, the Executive Vice Chairman of the Board or the President shall perform the duties and exercise the powers of the President.

Section 6.12    The Secretary. The Secretary, when available, shall attend all meetings of the Trust Managers and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Executive Committee and standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Trust Managers as required by law or these Bylaws, be custodian of the Trust records and have general charge of the share books of the Trust and shall perform such other duties as may be prescribed by the Trust Managers, the Chairman of the Board, the Chief Executive Officer, the Executive Vice Chairman of the Board or the President. The Secretary may sign, with any other proper officer, certificates for shares of the Trust and shall keep in safe custody the seal of the Trust, and, when authorized by the Trust Managers, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of the Treasurer or an Assistant Secretary.

Section 6.13    Assistant Secretaries. The Assistant Secretaries shall perform such duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Trust Managers or by the Secretary. At the request of the Secretary, or in his or her absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designation the senior Assistant Secretary), shall perform the duties and exercise the powers of the Secretary.

Section 6.14    The Treasurer. The Treasurer shall have the custody and be responsible for all Trust funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Trust and shall deposit all monies and other valuable effects in the name and to the credit of the Trust in such depositories as may be designated by the Trust Managers. The Treasurer shall disburse the funds of the Trust as may be ordered by the Trust Managers, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, the Chief Executive Officer, the Executive Vice Chairman of the Board, the President and the Trust Managers, at the regular meetings of the Trust Managers, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Trust. The Treasurer may sign, with any other proper officer, certificates for shares of the Trust.

Section 6.15    Assistant Treasurers. The Assistant Treasurers shall perform such duties as are given to them by these Bylaws or as may from time to time be assigned to them by the Trust Managers or by the Treasurer. At the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, the senior Assistant Treasurer), shall perform the duties and exercise the powers of the Treasurer.

Section 6.16    Treasurer’s Bond. If required by the Trust Managers, the Treasurer and any Assistant Treasurer shall give the Trust a bond in such sum and with such surety or sureties as shall be satisfactory to the Trust Managers for the faithful performance of the duties of his or her office and for the restoration to the Trust, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Trust.

Section 6.17    Salaries. The salary or other compensation of officers shall be fixed from time to time by the Trust Managers. The Trust Managers may delegate to any committee or officer the power to fix from time to time the salary or other compensation of subordinate officers and agents appointed in accordance with the provisions of Section 6.3.

Section 6.18    Execution of Documents. Each officer of the Trust and any one of them is authorized to execute on behalf of the Trust any document or instrument of any nature whatsoever, provided that the execution by the Trust of any such document or instrument shall have been previously authorized by such action of the Trust Managers as may be required by statute, the Declaration of Trust or these Bylaws.

ARTICLE VII
Trust Shares

Section 7.1    Share Certificates.
(a)    The certificates representing shares of beneficial interests of the Trust shall be in such form, not inconsistent with statutory provisions and the Declaration of Trust, as shall be approved by the Trust Managers. The certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the Executive Vice Chairman of the Board, the President or a Vice President and a Secretary or Assistant Secretary, or such other or additional officers as may be prescribed from time to time by the Trust Managers. The signatures of such officer or officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the Trust itself or an employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued with the same effect as if he or she were such officer at the date of its issuance.

(b)    In the event the Trust has, by its Declaration of Trust, limited or denied the preemptive right of shareholders, there shall be set forth on the face or back of the certificates, which the Trust shall issue to represent beneficial interests, such legends or statements, if any, as shall be required by applicable law or the Declaration of Trust or as may be approved by the Trust Managers.

(c)    All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Trust’s books.

(d)    All certificates surrendered to the Trust shall be canceled, and, except as provided in Section 7.2 with respect to lost, destroyed or mutilated certificates, no new certificate shall be issued until the former certificate for the same number of shares has been surrendered and canceled.

Section 7.2    Lost Certificates, Etc.. The Trust Managers may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the

Trust alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. In authorizing such issue of a new certificate or certificates, the Trust Managers may, in their discretion and as a condition precedent to the issue thereof, require the owner of such lost or destroyed certificate or certificates, or such owner’s legal representative, to advertise the same in such manner as the Trust Managers shall require and/or indemnify the Trust as the Trust Managers may prescribe.

Section 7.3    Transfer of Shares. Subject to any restrictions upon transfer, upon surrender to the Trust or the transfer agent of the Trust of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer and satisfaction of the Trust that the requested transfer complies with the provisions of applicable state and federal laws and regulations, the Declaration of Trust and any agreements to which the Trust is a party, the Trust shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 7.4    Ownership of Shares. The Trust shall be entitled to treat and recognize the holder of record of any share or shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

Section 7.5    Closing of Transfer Books. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Trust (other than a distribution involving a purchase or redemption by the Trust of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose, the Trust Managers may provide that the share transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days. If the share transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the share transfer books, the Trust Managers may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken, and the determination of shareholders on such record date shall apply with respect to the particular action requiring the same notwithstanding any transfer of shares on the books of the Trust after such record date.

Section 7.6    Dividends. The Trust Managers may, from time to time, declare, and the Trust may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Declaration of Trust and by law, such dividends to be paid in cash or in property or in shares of beneficial interests of the Trust, except no dividends shall be paid when the Trust is insolvent or when the payment thereof would render the Trust insolvent.

Section 7.7    Reserves. By resolution the Trust Managers may create such reserve or reserves of the Trust as the Trust Managers from time to time, in their absolute discretion, determine to be proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Trust, or for such other purpose as the Trust Managers shall determine to be beneficial to the interest of the Trust. The Trust Managers may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII
Indemnification

Section 8.1    Definitions. In this Article:

(a)    “Indemnitee” means (i) any present or former Trust Manager or officer of the Trust, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Trust’s request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another real estate investment trust or foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, and (iii) any person nominated or designated by (or pursuant to authority granted by) the Trust Managers or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

(b)    “Official Capacity” means (i) when used with respect to a Trust Manager, the office of Trust Manager of the Trust and (ii) when used with respect to a person other than a Trust Manager, the elective or appointive office of the Trust held by such person or the employment or agency relationship undertaken by such person on behalf of the Trust, but in each case does not include service for any other real estate investment trust or foreign or domestic corporation or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

(c)    “Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

Section 8.2    Indemnification. The Trust shall indemnify every Indemnitee against all judgments, penalties (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding in which he or she was, is or is threatened to be named defendant or respondent, or in which he or she was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his or her serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section 8.1(a), if it is determined in accordance with Section 8.4 that the Indemnitee (a) conducted himself or herself in good faith, (b) reasonably believed, in the case of conduct in his or her Official Capacity, that his or her conduct was in the Trust’s best interests and, in all other cases, that his or her conduct was at least not opposed to the Trust’s best interests, and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; provided, however, that in the event that an Indemnitee is found liable to the Trust or is found liable on the basis that personal benefit was improperly received by the Indemnitee the indemnification (i) is limited to reasonable expenses actually incurred by the Indemnitee in connection with the Proceeding and (ii) shall not be made in respect of any Proceeding in which the Indemnitee shall have been found liable for willful or intentional misconduct in the performance of his or her duty to the Trust. Except as provided in the immediately preceding proviso to the first sentence of this Section 8.2, no indemnification shall be made under this Section 8.2 in respect of any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that personal benefit was improperly received by such Indemnitee, whether or not the benefit resulted from an action taken in the Indemnitee’s Official Capacity, or (y) found liable to the Trust. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section 8.2. An Indemnitee shall be deemed to have been found liable in respect of any claim, issue or matter only after the Indemnitee shall have been so adjudged by a court of competent jurisdiction after exhaustion of all appeals therefrom. Reasonable expenses shall include, without limitation, all court costs and all fees and disbursements of attorneys for the Indemnitee.

Section 8.3    Successful Defense. Without limitation of Section 8.2 and in addition to the indemnification provided for in Section 8.2, the Trust shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which such person is a witness or a named defendant or respondent because such person served in any of the capacities referred to in Section 8.1(a), if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

Section 8.4    Determinations. Any indemnification under Section 8.2 (unless ordered by a court of competent jurisdiction) shall be made by the Trust only upon a determination that indemnification of the Indemnitee is proper in the circumstances because such Indemnitee has met the applicable standard of conduct. Such determination shall be made (a) by the Trust Managers by a majority vote of a quorum consisting of Trust Managers who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Trust Managers, duly designated to act in the matter by a majority vote of all Trust Managers (in which designation Trust Managers who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two (2) or more Trust Managers who, at the time of the committee vote, are not named defendants or respondents in the Proceeding; (c) by special legal counsel selected by the Trust Managers or a committee thereof by vote as set forth in clauses (a) or (b) of this Section 8.4 or, if the requisite quorum of all of the Trust Managers cannot be obtained and such committee cannot be established, by a majority vote of all of the Trust Managers (in which Trust Managers who are named defendants or respondents in the Proceeding may participate); or (d) by the shareholders in a vote that excludes the shares held by Trust Managers that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section 8.4 that the Indemnitee has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

Section 8.5    Advancement of Expenses. Reasonable expenses (including court costs and attorneys’ fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid or reimbursed by the Trust at reasonable intervals in advance of the final disposition of such Proceeding, and without making any of the determinations specified in Section 8.4, after receipt by the Trust of (a) a written affirmation by such Indemnitee of his or her good faith belief that such Indemnitee has met the standard of conduct necessary for indemnification by the Trust under this Article VIII and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Trust if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Trust as authorized in this Article VIII. Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article VIII, the Trust may pay or reimburse expenses incurred by an Indemnitee in connection with his or her appearance as a witness or other participation in a Proceeding at a time when such Indemnitee is not named a defendant or respondent in the Proceeding.

Section 8.6    Employee Benefit Plans. For purposes of this Article VIII, the Trust shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him or her of his or her duties to the Trust also imposed or imposes duties on or otherwise involved or involves services by him or her to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his or her duties for a purpose reasonably believed by him or her to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Trust.

Section 8.7    Other Indemnification And Insurance. The indemnification provided by this Article VIII shall (a) not be deemed exclusive of, or to preclude, any other rights to which those seeking indemnification may at any time be entitled under the Trust’s Declaration of Trust, any law, agreement or vote of shareholders or disinterested Trust Managers, or otherwise, or under any policy or policies of insurance purchased and maintained by the Trust on behalf of any Indemnitee, both as to action in his or her Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which such person was an Indemnitee with respect to matters arising during the period such person was in such capacity, and (c) inure to the benefit of the heirs, executors and administrators of such person.

Section 8.8    Notice. Any indemnification of or advance of expenses to an Indemnitee in accordance with this Article VIII shall be reported in writing to the shareholders of the Trust with or before the notice or waiver of notice of the next shareholders’ meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

Section 8.9    Construction. The indemnification provided by this Article VIII shall be subject to all valid and applicable laws, including, without limitation, the TBOC, and, in the event this Article VIII or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article VIII shall be regarded as modified accordingly, and, as so modified, shall continue in full force and effect.

Section 8.10    Continuing Offer, Reliance, Etc.. The provisions of this Article VIII (a) are for the benefit of, and may be enforced by, each Indemnitee of the Trust, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Trust and such Indemnitee and (b) constitute a continuing offer to all present and future Indemnitees. The Trust, by its adoption of these Bylaws, (x) acknowledges and agrees that each Indemnitee of the Trust has relied upon and will continue to rely upon the provisions of this Article VIII in becoming, and serving in any of the capacities referred to in Section 8.1 hereof, (y) waives reliance upon, and all notices of acceptance of, such provisions by such Indemnitees and (z) acknowledges and agrees that no present or future Indemnitee shall be prejudiced in his or her right to enforce the provisions of this Article VIII in accordance with their terms by any act or failure to act on the part of the Trust.

Section 8.11    Effect of Amendment. No amendment, modification or repeal of this Article VIII or any provision of this Article VIII shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitees to be indemnified by the Trust, nor the obligation of the Trust to indemnify any such Indemnitees, under and in accordance with the provisions of this Article VIII as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may be asserted.

ARTICLE IX
General Provisions

Section 9.1    General Policies. The Trust intends to make investments that are consistent with the applicable requirements of the Internal Revenue Code of 1986, as amended, and the TBOC and related regulations with respect to the composition of the Trust’s investments and the derivation of its income.

Section 9.2    Limited Liability of Shareholders. A shareholder shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Trust or the Trust Managers. A shareholder shall be under no obligation to the Trust or to its creditors with respect to such shares other than the obligation to pay to the Trust the full amount of the consideration for which such shares were issued or to be issued. Upon the payment of such consideration, such shares shall be fully paid and non- assessable by the Trust.

Section 9.3    Waiver of Notice.

(a)     Whenever, under the provisions of applicable law or of the Declaration of Trust or of these Bylaws, any notice is required to be given to any shareholder or Trust Manager, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

(b)     Attendance of a Trust Manager at a meeting shall constitute a waiver of notice of such meeting except where a Trust Manager attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 9.4    Seal. If one be adopted, the Trust seal shall have inscribed thereon the name of the Trust and shall be in such form as may be approved by the Trust Managers. Said seal shall be kept in the custody of the Secretary and may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

Section 9.5    Fiscal Year. The fiscal year of the Trust shall be fixed by resolution of the Trust Managers.

Section 9.6    Checks, Notes, Etc. All checks or demands for money and notes of the Trust shall be signed by such officer or officers or such other person or persons as the Trust Managers may from time to time designate. The Trust Managers may authorize any officer or officers or such other person or persons to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Trust, and such authority may be general or confined to specific instances.

Section 9.7    Examination of Books and Records. The Trust Managers shall determine from time to time whether, and if allowed, when and under what conditions and regulations the accounts and books of the Trust (except such as may by statute be specifically opened to inspection) or any of them shall be open to inspection by the shareholders, and the shareholders’ rights in this respect are and shall be restricted and limited accordingly.

Section 9.8    Voting Upon Shares Held by the Trust. Unless otherwise ordered by the Trust Managers, the Chairman of the Board, the Chief Executive Officer, the Executive Vice Chairman of the Board or the President, acting on behalf of the Trust, shall have full power and authority to attend and to act and to vote at any meeting of shareholders of any corporation in which the Trust may hold shares and at any such meeting, shall possess and may exercise any and all of the rights and powers incident to the ownership of such shares which, as the owner thereof, the Trust might have possessed and exercised, if present. The Trust Managers by resolution from time to time may confer like powers upon any other person or persons.

Section 9.9    Number, Gender, Etc.. Whenever the singular number is used in these Bylaws and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders. The term “person,” as used herein and as the context requires shall mean and include individuals, corporations, limited partnerships, general partnerships, joint stock companies or associations, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other entities and governments and agencies and political subdivisions thereof.

ARTICLE X
Amendments

Section 10.1    Amendment of Bylaws. Except as otherwise provided by applicable law or the Declaration of Trust, the power to alter, amend or repeal these Bylaws or to adopt new Bylaws shall be vested in the Trust Managers and (to the extent not inconsistent with the TBOC and the Declaration of Trust and specified in the notice of the meeting) the shareholders. Such action to amend these Bylaws may be taken (i) with respect to all Bylaw provisions, by the affirmative vote of a majority of the Trust Managers, or (ii)(a) with respect to Section 2.5, Section 3.3, Section 3.4, Section 3.5, Section 3.7, Section 3.8 or Article X of these Bylaws, by the affirmative vote of the holders of two-thirds (⅔) of the Trust’s outstanding shares, or (b) with respect to all other Bylaws, by the affirmative vote of the holders of a majority of the Trust’s outstanding shares.

ARTICLE XI
Subject to All Laws

Section 11.1    Subject to All Laws. The provisions of these Bylaws shall be subject to all valid and applicable laws, including, without limitation, the TBOC as now or hereafter amended, and in the event that any of the provisions of these Bylaws are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and these Bylaws shall be deemed modified accordingly, and, as so modified, shall continue in full force and effect.

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